Exhibit 99.2

FDCTech, Inc. Completes Acquisition of Alchemy International Ltd., a Licensed Securities Dealer in Seychelles

Strategic Expansion Bolsters Company’s Global Regulatory Footprint and Institutional Brokerage Capabilities

Irvine, CA: November 06, 2025, FDCTech, Inc. (“FDC” or the “Company,” PINK: FDCT), a fintech-infrastructure provider, today announced it has finalized the acquisition of Alchemy International Ltd., a Seychelles-licensed securities dealer regulated under license number SD136 by the Financial Services Authority (FSA). The change of control was approved on October 29, 2025, by the FSA.

Alchemy International becomes a key operational subsidiary within the Company’s expanding global architecture, enabling the Company to serve a broader base of offshore brokerages, high-frequency traders, and institutional clients seeking regulated access to foreign exchange and multi-asset markets.

Transaction Overview

Under the executed Share Purchase Agreement dated October 29, 2025, the Company acquired 49,950 of 50,000 issued shares from Sync Capital Limited and Mr. Gope Shyamdas Kundnani, effectively assuming full operating control of Alchemy International Ltd. The transaction terms include:

●	Total Consideration: Up to $2,000,000, subject to adjustment based on regulatory Own Funds Capital, as required by the Seychelles Financial Services Authority, at closing.
●	Payment Terms: Payable by January 29, 2026, in cash or Company stock, at the Company’s discretion
●	Change of Control Date: Approved by Seychelles FSA on October 29, 2025
●	Compliance: Structured as a related-party transaction in accordance with ASC 850 and Regulation S-K Item 404, and reviewed by Company’s disinterested Board members

Financial Strength of Alchemy International Ltd.

The transaction gives Company ownership of a profitable offshore dealer with solid capital reserves and scalable infrastructure. According to unaudited (GAAP) financial results for fiscal year 2024 and the nine-month period ending on September 30, 2025:

GAAP(Unaudited)	Fiscal 2024	Nine Months, $ (September 30,2025)
Revenue	$3,738,272	$7,558,755
Net Profit	$484,306	$3,910,012
Net Assets	$2,162,673	$6,072,685
Client Assets (1)	$5,389,203	$10,842,436

(1) across institutional liquidity accounts as of December 31, 2024, and September 30, 2025

Alchemy’s revenue mix includes trading and hedging P&L, rebates from liquidity providers, and a high-margin institutional execution business with over $1 million in service fees year-to-date.

Strategic Rationale

The acquisition of Alchemy International Ltd. significantly strengthens the Company’s position as a vertically integrated trading and payments group, complementing prior acquisitions in Europe (Malta, UK) and Australia.

Key Benefits:

Regulatory Arbitrage: Expands the Company’s licensing reach to Seychelles (FSA SD License), enabling flexibility in onboarding offshore brokers and high-volume algorithmic traders.

Earnings Accretive: Alchemy adds immediate net income and boosts consolidated EBITDA for FY 2025.

Platform Synergies: Seamless integration with Company’s Condor Trading and Liquidity Stack will support cross-sell of Prime of Prime, custody, and technology-as-a-service solutions.

Deeper Institutional Access: Enables the Company to serve a growing pipeline of brokers and family offices looking for efficient execution venues outside traditional European regulations.

FDCTech will now consolidate Alchemy International’s financials into its Q4 2025 reporting, implement Condor Trading connectivity, and begin cross-jurisdiction onboarding of new institutional clients under the Seychelles license.

Additional disclosures regarding this related-party transaction will be made via the Company’s Current Report on Form 8-K and Annual Report on Form10-K for the year ended December 31, 2025 to be filed with the United States Securities and Exchange Commission.

For more information on the Company’s results and strategic plans, please visit our SEC filings or the Company’s website.

About Alchemy International Ltd.

Alchemy International Ltd. is a licensed Securities Dealer (License No. SD136) regulated by the Financial Services Authority of Seychelles. The firm specializes in foreign exchange and CFD execution for retail and institutional clients, with access to Tier-1 liquidity providers, proprietary risk engines, and client asset safeguarding structures.

FDCTech, Inc.

FDCTech, Inc. (“FDC”) is a regulatory-grade financial technology infrastructure developer designed to serve the future financial markets. Our clients include regulated and OTC brokerages and prop and algo trading firms of all sizes in forex, stocks, commodities, indices, ETFs, precious metals, and other asset classes. Our growth strategy involves acquiring and integrating small to mid-size legacy financial services companies, leveraging our proprietary trading technology and liquidity solutions to deliver exceptional value to our clients.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein, including but not limited to such things as future business strategy, plans, and goals, and the expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Please see the risk factors included in the Company’s United States Securities and Exchange Commission filings, which could cause actual results and events to differ materially from those contained in the forward-looking statements. You are cautioned against attributing undue certainty to forward-looking statements. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release. Any forward-looking statements made in this press release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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FDCTech, Inc.

info@fdctech.com

www.fdctech.com

+1 877-445-6047

200 Spectrum Center Drive, Suite 300,

Irvine, CA, 92618